UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 24, 2014

WYNN LAS VEGAS, LLC
(Exact name of registrant as specified in its charter)

NEVADA	333-100768	88-0494875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South - Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)
(702) 770-7555
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 24, 2014, Wynn Las Vegas, LLC (the “Company”) amended its Articles of Organization by filing a Certificate of Amendment to Articles of Organization (“Amendment”) with the Nevada Secretary of State. The Amendment permits the Company to make any distribution of profits and contributions that otherwise would be prohibited by Section 86.343(1)(b) of the Nevada Revised Statutes (the “NRS”). The Company remains subject to the condition set forth in NRS 86.343(1)(a), which prohibits a distribution of the Company’s profits and contributions if, after giving effect to the distribution, the Company would not be able to pay its debts as they become due in the usual course of business. The foregoing description of the Amendment is qualified in its entirety by the full text of the Amendment filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Organization of Wynn Las Vegas, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN LAS VEGAS, LLC

Dated: September 25, 2014	By:	Wynn Resorts Holdings, LLC
its sole member

	By:	Wynn Resorts, Limited
its sole member

	By:	/s/ Kim Sinatra
	Name:	Kim Sinatra
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Organization of Wynn Las Vegas, LLC.